UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023 (June 8, 2023)

Strawberry Fields REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-41628	84-2336054
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6101 Nimtz Parkway

South Bend, Indiana 46628

(Address of Principal Executive Office) (Zip Code)

(574) 807-0800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	STRW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K filed by Strawberry Fields REIT, Inc. (the “Company”) includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward-looking statements include, without limitation, statements relating to projected industry growth rates, the Company’s current growth rates and the Company’s present and future cash flow position. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2023, the Company entered into a Purchase and Sale Agreement (the “Purchase Agreement”), with WC-Castleton LLC, WC-Chesterfield LLC, WC-Columbia City LLC, WC-Dunkirk LLC, WC-Fort Wayne LLC, WC-Hartford City LLC, WC-Hobart LLC, WC-Huntington LLC, WC-Lagrange LLC, WC-Middletown LLC, WC-Peru LLC, WC-Rockport LLC, WC-Rushville LLC, WC-Sullivan LLC, WC-Syracuse LLC, WC-Tipton LLC, WC-Wabash LLC and WC-Wakarusa LLC (collectively, the “Sellers”) with respect to the purchase of 24 healthcare Facilities located in Indiana (the “Facilities”). The Sellers are not affiliates of the Company. The Company will assign the right to acquire the Facilities to newly organized indirect subsidiaries of the Strawberry Fields Realty, LP, the Company’s operating partnership.

The purchase price for the Facilities is $102,000,000, payable at the closing. The Company has made a deposit of $4,000,000 under the Purchase Agreement, which will be applied to pay a portion of the purchase price at the closing. The Company plans to pay the balance of the purchase price utilizing funds provided by a third-party lender and the Company’s current working capital.

Under the Purchase Agreement, the Company will also make a loan of approximately $6,500,000 to the Sellers, which will be scheduled to be repaid e within 60 days of the closing.

The Facilities are currently leased under an initial seven-year master lease agreement to a group of tenants affiliated with two of the Company’s directors, Moishe Gubin and Michael Blisko. Under the master lease, (i) the tenants are paying annual first year rent of $9,500,000, on a triple net basis (ii) the tenants have 3 options to extend the lease. The first option is for 3 years, the two remaining options are for 5 years each, and (iii) the tenants have an option to buy the properties after 6 years for $127 million. The material terms of the master lease will not be modified as a result of the purchase of the Properties. The tenants operate the Facilities as skilled nursing and assisted living facilities.

The 24 Facilities are comprised of nineteen skilled nursing facilities with 1,659 licensed beds and five assisted living facilities with 193 beds, of which 29 beds are licensed.

The material terms of the Purchase Agreement include: (i) a deposit of $4,000,000 made at the signing of the Purchase Agreement, which is non-refundable except as otherwise specifically provided in the Purchase Agreement; (ii) a due diligence period through July 10, 2023 (which may be extended by the Company for an additional 15 days with an additional deposit of $1,000,000); (iii) a closing date that is 30 days following the expiration of the due diligence period; (iv) the right of the Company to terminate the Purchase Agreement in the event that (A) the Company’s due diligence investigation identifies items that would have a material adverse effect on the value, use or operation of any facility and such item is not otherwise a permitted exception, and (B) the Sellers elect not to correct the item, in which event, the deposit will be returned to the Company; (v) as a condition precedent to the Company’s obligation to close, Sellers’ performance of and satisfaction of covenants, representations and warranties, title commitments and other obligations detailed in the Purchase Agreement; (vi) as a condition precedent to Sellers’ obligation to close, the Company’s performance of and satisfaction of covenants and representations and warranties as detailed in the Purchase Agreement; (vii) as the Company’s sole and exclusive remedy in the event of Sellers’ material breach of failure to perform any of its covenants under the Purchase Agreement, the Company’s right to either file an action for specific performance of Sellers’ obligation to perform under the Purchase Agreement or to declare the Purchase Agreement terminated and have the deposit returned to the Company, as liquidated damages; (viii) as Sellers’ sole and exclusive remedy in the event of the Company’s material breach or failure to perform any of its covenants under the Purchase Agreement, Sellers’ right to terminate the Purchase Agreement in its entirety and retain the deposit as liquidated damages; and (ix) the Company’s agreement that the Facilities are being purchased “as-is”, except for the limited representations and covenants of the Sellers under the Purchase Agreement.

The Company anticipates closing the acquisition in August 2023; however, we can give no assurance that the closing will occur within this timeframe, or at all. The potential acquisition of these Facilities is subject to substantial conditions to closing.

Item 8.01 Other Events.

On June 14, 2023, the Company issued a press release announcing its entry into the Purchase Agreement, as discussed above. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Purchase and Sale Agreement dated June 8, 2023 by and among the Company and the Sellers named therein
99.1	Press Release dated June 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Strawberry Fields REIT, Inc.

Dated: June 14, 2023	By:	/s/ Moishe Gubin
Moishe Gubin
Chief Executive Officer and Chairman

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